UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2025

Angel Studios, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41150	86-3483780
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 W Center St. Provo, UT 84601
(Address of principal executive offices)

(760) 933-8437
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ANGX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As previously reported on a Form 8-K filed by Angel Studios, Inc. (the “Company”) with the Securities and Exchange Commission on October 28, 2025 (the “Original Form 8-K”), the Board of Directors (“Board”) of the Company elected Katie Liljenquist and Benton Crane as members of the Board, effective as of October 22, 2025. At the time of their appointment, the Company had not yet made a determination with respect to whether there are any transactions with either Ms. Liljenquist or Mr. Crane that would require disclosure under Item 404(a) of Regulation S-K. This Amendment No. 1 to the Original Form 8-K is being filed solely to amend and supplement Item 5.02 of the Original Form 8-K, as described below. This Amendment No. 1 makes no other amendments to the Original Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 6, 2025, the Company determined that there are currently no transactions with Ms. Liljenquist that would require disclosure under Item 404(a) of Regulation S-K. Also on November 6, 2025, the Company determined that the following transactions involving Mr. Crane are required to be disclosed under Item 404(a) of Regulation S-K:

•	Mr. Crane is an executive producer and Chairman of the Board at Black Autumn Show LLC, the creator of the Homestead film and television series. Mr. Crane is also a part-owner in Black Autumn Show LLC, both through direct ownership, as well as his ownership in 10 Ton Productions, which owns a portion of Black Autumn Show LLC. In April 2025, the Company entered into a non-binding term sheet to acquire Black Autumn Show LLC, including its Homestead film, television series and related assets, for stock consideration based on a valuation of up to $28.2 million. The Company has entered into a distribution agreement with the Homestead film and series resulting in payments of $0.2 million during the year ended December 31, 2024, and payments of $4.9 million during the nine months ended September 30, 2025.

•	Mr. Crane is an executive producer and board member at Tuttle Twins Show LLC (“Tuttle Twins”). In July 2022, the Company purchased an 8% interest in Tuttle Twins for $1.70 million. In August 2023, the Company entered into negotiations to acquire Tuttle Twins in full. While negotiations are ongoing, the Company committed to funding the operations of Tuttle Twins through the entirety of season four, with a maximum commitment of $9.50 million. If the acquisition of Tuttle Twins by the Company is not consummated, any amount of operational funding contributed by the Company to Tuttle Twins after the consummation of the Business Combination will be converted into Tuttle Twins preferred units at $1.16 per share. During the year ended December 31, 2024, the Company funded $4.40 million related to supporting operations of Tuttle Twins and during the nine months ended September 30, 2025, the Company funded an additional $2.8 million related to supporting operations of Tuttle Twins. Total payments, including royalties paid to Tuttle Twins, during the year ended December 31, 2024 and the nine months ended September 30, 2025, were $4.4 million and $2.8 million, respectively. During the year ended December 31, 2024, total revenues recognized by the Company from Tuttle Twins was $3.30 million and during the nine months ended September 30, 2025, total revenues recognized by the Company from Tuttle Twins was $2.20 million.

•	Mr. Crane is a part-owner of Harmon Brothers, LLC (“Harmon Brothers”), an advertising and marketing company. For the promotion and marketing services provided by Harmon Brothers, during the fiscal year ended December 31, 2024, the Company paid Harmon Brothers $0.5 million, and during the nine months ended September 30, 2025, the Company paid Harmon Brothers $0.4 million. In February 2025, the Company entered into a non-binding term sheet to acquire Harmon Brothers for stock consideration based on a valuation of up to $6.3 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEL STUDIOS, INC.

Date: November 11, 2025	By:	/s/ Scott Klossner
Scott Klossner
Chief Financial Officer

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